UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2019

Nuo Therapeutics, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-32518	23-3011702
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8285 El Rio, Suite 150, Houston, TX 77006

(Address of Principal Executive Offices) (Zip Code)

(240) 499-2680

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 1.01     Entry into a Material Definitive Agreement

December 6, 2019 Issuance of Secured Notes

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 20, 2019, which is incorporated herein by reference, Nuo Therapeutics, Inc. (the “Company”) entered into note purchase agreements with certain investors for the issuance of 12% senior secured promissory notes (the “Notes”) and issued Notes totaling $50,000 as of November 15, 2019. The note purchase agreements provide for a cap of $500,000 on the aggregate amount of Notes that may be issued. On December 6, 2019, the Company entered into additional note purchase agreements with certain individual accredited investors (the “Investors”) for the issuance and sale to the Investors of additional Notes in the aggregate principal amount of $235,000. The note purchase agreements require that the proceeds from the Notes (up to a cap) be used to repay the Company’s obligations to the Convertible Noteholders (as defined below). The Notes have a maturity date of June 30, 2020 and accrue interest at a rate of 12% per year. The Company may prepay the Notes, in whole or in part, at any time.

Pursuant to the December 6, 2019 note purchase agreements, the Company also issued to the Investors warrants to purchase an aggregate of 352,500 shares of the Company’s common stock, subject to adjustment as referenced below. The warrants are exercisable at any time, at an exercise price per share equal to $0.40, subject to certain adjustments and price protection provisions (including full ratchet anti-dilution protection) contained in the warrants. The warrants have five-year terms.

In conjunction with issuance of the Notes, the Company granted a first priority security interest in all the assets of the Company but fundamentally consisting of the Aurix asset, including all regulatory files and approvals and relevant intellectual property. The note purchase agreements contain certain representations, warranties and covenants by, among and for the benefit of the respective parties. The purchase agreements also provide for customary indemnification of the Investors by the Company.

The issuance of the Notes and the related warrants was exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). In making this determination, the Company relied on the representations of each of the Investors in the relevant note purchase agreement. Should the warrant be exercised for shares of common stock, the issuance of such shares of common stock is expected to be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) and/or the exemption for exchange transactions under Section 3(a)(9) of the Securities Act.

December 10, 2019 Amendments to September 2018 Convertible Notes

On December 10, 2019, the Company entered into fifth amendments to the convertible promissory notes issued to the Company’s convertible note holders Auctus Fund LLC and EMA Financial LLC (together the “Convertible Noteholders”) on September 17, 2018, pursuant to which the Company’s obligations under such notes will be extinguished in their entirety upon receipt by each Convertible Noteholder of (i) a cash payment of $110,000 and (ii) 175,000 unrestricted shares of the Company’s common stock no later than February 10, 2020. The Company made the required cash payments totaling $220,000 by wire transfer on December 10, 2019.

The above description of the convertible note amendments does not purport to be complete and is qualified in its entirety by the full text of each amendment, attached as Exhibits 10.1 and 10.2, respectively, which are incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As described in Item 1.01 above, on December 6, 2019, the Company issued to the Investors Notes in the aggregate principal amount of $235,000.

The descriptions of the Notes, their issuance, and the note purchase agreements contained in Item 1.01 are incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities

As described in Item 1.01 above, the Company on December 6, 2019 issued to the Investors Notes in the aggregate principal amount of $235,000 and warrants exercisable to purchase an aggregate of 352,500 shares of the Company’s common stock.

The descriptions of the Notes and warrants, their issuance, and the note purchase agreements contained in Item 1.01 are incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Convertible Promissory Note Fifth Amendment with Auctus Fund LLC dated December 10, 2019
10.2	Convertible Promissory Note Fifth Amendment with EMA Financial LLC dated December 10, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuo Therapeutics, Inc.

By:	/s/ David E. Jorden
David E. Jorden
Chief Executive Officer and Chief Financial Officer

Date: December 12, 2019